UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to § 240.14a-12.

ADVISORS SERIES TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

ActivePassive Funds Proxy Reminder

ActivePassive Large Cap Growth Fund
ActivePassive Large Cap Value Fund
ActivePassive Small/Mid Cap Fund
ActivePassive International Equity Fund
ActivePassive Global Bond Fund
ActivePassive Intermediate Taxable Bond Fund
ActivePassive Intermediate Municipal Bond Fund

Dear Shareholder:

You recently received proxy materials regarding your positions held within ActivePassive Funds.  The Special Meeting of Shareholders will be held on
December 9, 2011.

According to our latest records, we have not received your proxy vote for this Special Meeting. Your vote is important, no matter how many shares you own.
The Special Meeting of Shareholders cannot be held unless shareholders holding a majority of Fund shares either attend the meeting or vote by proxy.

Voting is quick and easy!

•	You may vote your proxy via the internet at www.proxyvote.com. Just follow the instructions printed on your proxy card.

•	You may cast your vote by mail. Sign and vote your proxy card and enclose it in the postage paid envelope provided in this package.

•	To vote over the phone or should you have any questions regarding the proxy, please call our toll free number 1-855-500-9508 and speak with a live agent.

Your vote is very important!  Your immediate response will help avoid potential delays and may save your fund(s) significant additional expenses associated with soliciting shareholder votes.